UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
(Name of Registrant as Specified In Its Charter)
ViewCast.com, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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August 31, 2007
Dear Shareholder:
     You are cordially invited to attend the Annual Meeting of Shareholders of ViewCast.com, Inc., doing business as ViewCast Corporation (“ViewCast”), to be held on Tuesday, September 25, 2007, at 1:30 p.m. local time at our offices located at 3701 W. Plano Parkway, Suite 300, Plano, TX 75075. At the meeting, you will be asked to consider and vote upon the following proposals:
(1)	To elect four directors to serve for a one-year term or until their successors are duly elected and qualified,

(2)	To ratify the appointment of KBA Group LLP as ViewCast’s independent registered public accounting firm for fiscal year 2007, and

(3)	To transact such other business as may properly come before the meeting and any adjournment thereof.
     After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of the proposals. Details of the proposals and business to be conducted at the meeting can be found in the enclosed Notice of Meeting and Proxy Statement that follow. In addition, we will report on the affairs of ViewCast and a discussion period will be provided for questions and comments of general interest to shareholders.
     Your vote is extremely important. Whether or not you are able to attend, your shares should be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy card and mail it in the postage-paid return envelope provided at your earliest convenience. Your prompt response is greatly appreciated.
     Thank you for your consideration and support.
Sincerely,
George C. Platt
Chief Executive Officer

YOUR VOTE IS IMPORTANT!
Even if you plan to attend the meeting, please complete, sign and return promptly the enclosed proxy card in the envelope provided to ensure that your vote will be counted. You may vote in person at the meeting, if you so desire, even if you have previously sent in your proxy.
If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

ViewCast Corporation
Notice of Annual Meeting of Shareholders
September 25, 2007
TO THE SHAREHOLDERS:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ViewCast.com, Inc., doing business as ViewCast Corporation (“ViewCast”), a Delaware corporation, is scheduled to be held on September 25, 2007 at 1:30 p.m., local time, at our offices located at 3701 W. Plano Parkway, Suite 300, Plano, TX 75075 for the following purposes:
1.	To elect four directors to serve for a one-year term or until their successors are duly elected and qualified;

2.	To ratify the appointment of KBA Group LLP as ViewCast’s independent registered public accounting firm for fiscal year 2007; and

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.
     Only shareholders of record at the close of business on July 31, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. All shareholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the meeting, however, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.
FOR THE BOARD OF DIRECTORS
George C. Platt
Chief Executive Officer

ViewCast Corporation
PROXY STATEMENT
GENERAL INFORMATION
Proxy Solicitation
     This Proxy Statement is furnished to the holders of common stock, $.0001 par value (the “Common Stock”) and holders of Series E Convertible Redeemable Preferred Stock, $.0001 par value (“Series E Preferred”), (the Common Stock and Series E Preferred collectively, the “Voting Shares”) of ViewCast.com, Inc., a Delaware corporation (“ViewCast” or the “Company”) in connection with the solicitation by the Board of Directors of ViewCast of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, September 25, 2007 (the “Annual Meeting”), or at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.
     The Board of Directors of ViewCast is soliciting proxies for use at the Annual Meeting. These proxy solicitation materials are first being mailed on or about August 31, 2007 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. ViewCast will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Voting Shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of Voting Shares at the Annual Meeting, officers, agents and employees of ViewCast may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. ViewCast expects to spend approximately $10,000.00 soliciting proxies for the Annual Meeting. All expenses incurred in connection with this solicitation will be borne by ViewCast.
Revocability and Voting of Proxy
     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of ViewCast a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of ViewCast’s Voting Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of the matters as set forth in the accompanying Notice of Annual Meeting of Shareholders and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.
Voting Securities, Record Date and Voting Rights
     Only holders of record of the Voting Shares at the close of business on July 31, 2007 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 32,055,256 shares of Common Stock were issued and outstanding, excluding treasury stock. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. As of the record date, 80,000 shares of Series E Preferred were issued and outstanding. Each holder of Series E Preferred is entitled to full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock. For each share of Series E Preferred held, the holder thereof shall be entitled to the number of votes into which such share of Series E Preferred could then be converted into Common Stock. The equivalent amount of Common Stock as of the record date is 15,686,275 shares. Each holder of Series E Preferred shall be entitled to vote, together with holders of the Common Stock, with respect to any question upon which holders of the Common Stock have the right to vote. Fractional votes, however, are not permitted and any fractional voting rights available on an as converted basis will be rounded to the nearest whole number (with one-half being rounded upward).
     The holders of a majority of the outstanding Voting Shares, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.
     Directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

     The ratification of the appointment of KBA Group LLP as ViewCast’s independent registered public accounting firm for the fiscal year 2007 and any other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.
     Inspectors of Election appointed by ViewCast will tabulate votes at the Annual Meeting.
     Executive Officers
     The following table contains information as of August 31, 2007 regarding the executive officers of ViewCast. Each holds the offices listed below and will hold such positions until the next regular meeting of the Board of Directors to be held immediately following the Annual Meeting of Shareholders or until their successors are chosen and qualified by the Board of Directors:

Name	Age	Office Held with Company
George C. Platt	67	Chairman of the Board and Chief Executive Officer

David T. Stoner	51	President and Chief Operating Officer

Laurie L. Latham	50	Chief Financial Officer and Senior Vice President of Finance and Administration

Gary J. Klembara	55	Senior Vice President of Sales
     George C. Platt’s information can be found with the information under Proposal No. 1 concerning nominees for director.
     David T. Stoner joined ViewCast as Vice President of Operations in August 1996 and moved to his current position as President and Chief Operating Officer in October 2005. From August 1994 to August 1996, Mr. Stoner was Vice President of Engineering for the Connectworks Division of Connectware, Inc., a wholly owned subsidiary of AMP Inc. From July 1986 to August 1994, Mr. Stoner was employed by Visual Information Technologies, Inc. (“VITec”), a manufacturer of video, imaging, and graphics products, which was purchased by Connectware, Inc. At VITec, Mr. Stoner was responsible for the development of hardware and software products, and served in various positions including Vice President of Engineering. From January 1979 to July 1986, Mr. Stoner served in various engineering positions at Texas Instruments, Inc. Mr. Stoner received his B.S. degree in Electrical Engineering from the University of Kansas.
     Laurie L. Latham has served as Chief Financial Officer and Senior Vice President of Finance and Administration of ViewCast since December 1999. From 1997 until she joined ViewCast, Ms. Latham served as Senior Vice President and Chief Financial Officer of Perivox Corporation, an interactive communications and direct marketing company. From 1994 through 1997, she was the Vice President of Finance and Administration at Axis Media Corporation. Prior to joining Axis Media Corporation, Ms. Latham had been in public practice with national and regional accounting firms, including KPMG Peat Marwick, and was the Vice President of Finance and Administration for Medialink International Corporation, a food industry technology company located in California. In addition, Ms. Latham’s earlier career experience included roles within the oil and gas, real estate and agricultural industries. Ms. Latham received her B.B.A. from the University of Texas and is a Certified Public Accountant.
     Gary J. Klembara is currently Senior Vice President of Sales, a position he has held since August 2007. Prior to joining ViewCast, Mr. Klembara was President and CEO of GK Consultancy Group, a sales and business consulting firm, from 2003 until joining ViewCast. From late 2001 to 2002, he was Executive Vice President Sales (Americas and Asia) and President for the Americas for Corel Corporation, which had acquired his prior employer, Micrografx. During 2000 to 2001, Mr. Klembara was the Executive Vice President of Sales for Image2web, Inc., a Micrografx subsidiary, and then was promoted to the same position at the parent company, Micrografx. During 1984 to 2000, Mr. Klembara held various sales and sales management roles with Compaq Computer where his last position was National Director of Systems Integrators. Early in his career, Mr. Klembara held management roles with JCPenney. Mr. Klembara received a Bachelor of Science Degree in Business Administration from Youngstown State University.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     At the 2007 Annual Meeting, four directors are to be elected. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting or until their successors are elected and qualified. Messrs. Platt, Autem, Horsley and Slocum currently serve as directors of ViewCast. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.
     The Board of Directors recommends a vote FOR the election of the Directors named on the enclosed Proxy.
     The names of the nominees for Director and certain other information about them are set forth below:

Nominee	Age	Director Since	Office Held with Company
George C. Platt	67	1999	Chairman of the Board and Chief Executive Officer

Joseph Autem	49	1999	Director

Sherel D. Horsley	65	2006	Director

John W. Slocum, Jr.	66	2006	Director
     George C. Platt has served as Chief Executive Officer and a Director since September 1999. Prior to October 2005, Mr. Platt served as Chief Executive Officer and President of ViewCast. He currently serves as a Director for Intervoice, Inc. From 1991 through 1999, Mr. Platt was employed by Intecom, Inc., a Dallas-based provider of multimedia telecommunications products and services, holding the positions of CEO and President. Prior to his employment with Intecom, Inc., Mr. Platt was with the President of SRX, an entrepreneurial startup company. Before that, he was a Group Vice President (Business Communications Group) at Rolm Corporation through its acquisition by IBM, and prior to Rolm, Xerox employed him for fifteen years, where he attained the position of Operations Manager, Southeast Region. Mr. Platt holds an M.B.A. from the University of Chicago and a B.S. degree from Northwestern University.
     Joseph Autem has served as a Director since January 1999 and currently serves as a Director of Promere Software and Newbridge Information Services. He was previously a Director of Broadcast.com, Inc. from September 1996 through August 1999. Mr. Autem has served in various consulting capacities from July 1998 to the present. He is currently general partner of Autem, L.L.C., an investment company formed in May 1999. Mr. Autem served as the Chief Financial Officer of Luminant from January 1999 until July 1999. Mr. Autem previously served as Senior Vice President and Chief Financial Officer of CS Wireless, Inc., a privately held company that provides wireless video and high-speed Internet access, from June to July 1998. He also served as a partner of Vision Technology Partners, a private investment company, from March 1997 to June 1998. From July 1996 to December 1996, Mr. Autem served as Chief Financial Officer of Broadcast.com, Inc. From 1992 to 1996, Mr. Autem served as Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of OpenConnect Systems, Inc., a software company. Mr. Autem holds a B.S. in Accounting from Pittsburg State University.
     Sherel D. Horsley has been a Director since June 2006. He is retired from Texas Instruments (TI) where he had 35 years of service covering a variety of marketing and business development leadership roles, including field marketing assignments. His last position at TI was Senior Vice President and product manager of Digital Imaging, where he was responsible for product development, sales, and marketing for all products based on TI’s Digital Light Processing (DLP) Technology. Mr. Horsley was vice chairman of the Electronic Industries Alliance (EIA) and a member of the EIA Board of Governors and

Executive Committee. He was also a past board member of the Consumer Electronics Association. During his career, Mr. Horsley received recognition for his work on numerous projects, and led a team that won the prestigious Malcolm Baldrige National Quality Award in 1992. Currently, Mr. Horsley is chairman of the board of the University of Illinois Electrical and Computer Engineering Alumni Association.
     John W. Slocum, Jr. has served as a Director since June 2006. Professor Slocum holds the O. Paul Corley Professorship in Organizational Behavior at the Edwin L. Cox School of Business and is co-director of the Corporate Directors’ Institute at Southern Methodist University. Professor Slocum has taught on the faculties of the University of Washington, Ohio State University, Pennsylvania State University, The International University of Japan and Dartmouth. Widely recognized for his contributions to the management profession, he currently serves as co-editor of the Journal of World Business, Organizational Dynamics, and Journal of Leadership and Organizational Studies. He is co-author of 24 books, the latest being Organizational Behavior. Professor Slocum has also served as a management consultant to organizations such as OxyChem, ARAMARK, The Associates First Capital Corp., Celenese, NASA, and Lockheed Martin Corporation, among others. Professor Slocum is currently on the board of directors of Kisco Senior Living Communities of Carlsbad, CA and on the board of directors of a number of professional and civic organizations.
     There are no family relationships among the directors, executive officers, or other significant employees of ViewCast.
Meetings of the Board of Directors and Committees
     Meetings. The Board of Directors held a total of ten meetings during ViewCast’s fiscal year ended December 31, 2006. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof for which he served.
     The Board of Directors has established two standing committees: the Audit and Compensation Committees.
     Compensation Committee. The Compensation Committee reviews and approves salaries and bonuses for all officers, administers options outstanding under ViewCast’s stock option plans, provides advice and recommendations to the Board on directors’ compensation and carries out the responsibilities required by the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Compensation Committee believes that its processes and oversight should be directed toward attracting, retaining and motivating employees and non-employee directors to promote and advance the interests and strategic goals of the Company. The Compensation Committee does not have any employee members. As requested by the Compensation Committee, the Chairman and CEO will provide information and may participate in discussions regarding compensation for other executive officers. The Compensation Committee does not utilize outside compensation consultants but considers other general industry information and trends, if available. The Board of Directors has not adopted a written charter for the Compensation Committee.
     Directors Autem, Horsley and Slocum serve as the members of the Compensation Committee. All members of the Compensation Committee are independent directors as defined under the NASDAQ Stock Market listing standards. The Compensation Committee met two times in the 2006 fiscal year.
     Audit Committee. The Audit Committee oversees and monitors ViewCast’s financial reporting process and internal control system, reviews and evaluates the audit performed by ViewCast’s outside auditors and reports any substantive issues found during the audit to the Board and reviews and evaluates the internal audit program. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Audit Committee will also review and approve all transactions with affiliated parties. The Board of Directors has adopted a written charter for the Audit Committee, which can be located at the Company’s website, www.viewcast.com, under the investor relations section.
     Directors Autem, Horsley and Slocum serve as the members of the Audit Committee. All members of the committee are independent directors as defined under the NASDAQ Stock Market listing standards. The Audit Committee met five times in the 2006 fiscal year. The Board of Directors has determined that Mr. Autem qualifies as an “Audit Committee Financial Expert,” as that term is defined by applicable SEC rules, and the Board of Directors has designated him as such.
     Nomination of Directors. The Board of Directors currently does not have a standing nominating committee and consequently has no nominating committee charter. The Board of Directors believes that it is appropriate under existing circumstances for the Company not to have a nominating committee because the Board is comprised of only four members, three of whom are independent as defined under the NASDAQ Stock Market listing standards. Currently, each member of the Board of Directors participates in the consideration of director nominees.
     The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders because the Board believes it can adequately evaluate any such recommendation on a case-by-case basis. The Board of Directors, however, would consider for possible nomination qualified nominees recommended by shareholders. Shareholders who wish to propose a qualified candidate for consideration should submit complete information as to the identity and qualifications of any such person to the Secretary of the Company at 3701 W. Plano Parkway, Suite 300, Plano, Texas 75075 sufficiently in advance of an annual meeting.
     Absent special circumstances, the Board of Directors will continue to nominate qualified incumbent directors whom the Board believes will continue to make important contributions to the Board and the Company. The Board generally requires that nominees be persons of sound ethical character, be able to represent all shareholders fairly, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing ViewCast. The Board of Directors does not have a formal process for identifying and evaluating nominees for director. However, the Board will evaluate all candidates, whether recommended by shareholders or otherwise, in accordance with the above criteria.
     Code of Ethics
     The Company has adopted a Corporate Compliance Program Guidelines and Ethics Policy that applies to all employees and officers of the Company and its subsidiaries, including the principal executive officer and principal financial and accounting officer. This policy meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-B and was filed as Exhibit 14.1 to the Company’s report on Form 10-KSB for the fiscal year ended December 31, 2003, filed with the SEC on March 30, 2004.
     You may obtain a copy of the Code of Conduct and Ethics, free of charge, by sending a request in writing to Cordia Leung at the following address: Cordia Leung, ViewCast.com, Inc., 3701 W Plano Parkway, Suite 300, Plano, TX 75075.
     Shareholder Communications with the Board of Directors. Shareholders may send written communications to our Board of Directors by delivering them to The Board of Directors, Viewcast.com, Inc., at 3701 W Plano Parkway, Suite 300, Plano, TX 75075. All shareholder communications will be forwarded to the Chairman of the Board of Directors or, if addressed to the Audit or Compensation Committee, forwarded to the appropriate committee chairman.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information as of August 31, 2007, based on information obtained from public records and our books and records regarding the persons named below, with respect to the beneficial ownership of shares of our Common Stock and Series E Preferred, respectively, by: (i) each person or a group known by us to be the owner of more than five percent (5%) of each class of our outstanding voting securities, (ii) each director, (iii) each executive officer and (iv) all officers and directors as a group.

			Percentage of			Percentage of
	Shares of		Outstanding	Shares of Series E		Outstanding Series
Name and Address	Common Stock		Common Stock	Preferred		E Preferred
of Beneficial Owner	Beneficially Owned		Owned (1),(2)	Beneficially Owned		Owned
H.T. ARDINGER, JR	29,649,601	(3)	52.9	80,000	(11)	100
1990 Lakepointe Dr. Lewisville, TX 75057

DAVID RUGGIERI	2,068,500	(4)	3.7	—		—
525 East Olympia Ave. Punta Gorda, FL 33950

DONALD ADAMS	1,657,000	(4)	3.0	—		—
370 Crestmont Drive San Luis Obispo, CA 93401

GEORGE C. PLATT	790,694	(5)	1.4	—		—

LAURIE L. LATHAM	351,892	(6)	*	—		—

DAVID T. STONER	275,994	(7)	*	—		—

SHEREL D. HORSLEY	16,665	(8)	*	—		—

JOSEPH AUTEM	123,200	(9)	*	—		—

JOHN W. SLOCUM, JR	26,665	(10)	*	—		—

GARY J. KLEMBARA	10,000		*	—		—

All executive officers and directors as a group	1,677,202		3.0	—		—
(seven (7) persons)

*	Less than one percent (1%)

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from August 31, 2007 upon the exercise of warrants or options. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from August 31, 2007 have been exercised. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Based on a total of 32,055,256 shares issued and outstanding, excluding treasury stock plus, for each person listed, any Common Stock that person has the right to acquire within 60 days from August 31, 2007 pursuant to options, warrants, conversion privileges, etc.

(3)	Information is based on Forms 4 and/or 13G filed as of public record and includes: (i) 181,501 shares owned by Mr. Ardinger’s spouse, (ii) 3,062,687 shares owned by Ardinger Family Trust, (iii) 2,500,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $0.48 per share owned by Ardinger Family Trust, (iv) 1,103,448 shares of Common Stock reserved for issuance upon the conversion of $4,000,000 of Series B Convertible Preferred Stock to Common Stock at $3.625 per share, (v) 3,333,333 shares of Common Stock reserved for issuance upon the conversion of $2,000,000 of Series C Convertible Preferred Stock to Common Stock at $0.60 per share, and (vi) 15,686,275 shares of Common Stock reserved for issuance upon the conversion of $8,000,000 of Series E Convertible Preferred Stock to Common Stock at $0.51 per share owned by Ardinger Family Partnership.

(4)	Information is based on Forms 13G filed as of public record.

(5)	Includes the following shares issuable under the 1995 Option Plan upon exercise of options: (i) 250,000 shares exercisable at $7.09 per share, (ii) 50,000 shares exercisable at $2.50 per share, (iii) 200,000 shares exercisable at $1.094 per share, (iv) 70,000 shares exercisable at $0.485 per share and (v) 70,000 shares exercisable at $0.285 per share.

(6)	Includes the following shares issuable under the 1995 Option Plan upon exercise of options: (i) 100,000 shares exercisable at $5.50 per share, (ii) 10,000 shares exercisable at $2.50 per share, (iii) 100,000 shares exercisable at $1.094 per share, (iv) 60,000 shares exercisable at $0.485 per share and (v) 50,000 shares exercisable at $0.285 per share.

(7)	Includes the following shares issuable under the 1995 Option Plan upon exercise of options: (i) 5,000 shares exercisable at $2.0625 per share, (ii) 15,000 shares exercisable at $5.5005 per share, (iii) 10,000 shares exercisable at $2.50 per share, (iv) 100,000 shares exercisable at $1.094 per share, (v) 60,000 shares exercisable at $0.485 per share and (vi) 50,000 shares exercisable at $0.285 per share.

(8)	Includes the following shares issuable under the 2005 Stock Incentive Plan upon exercise of options: 16,665 shares exercisable at $0.20 per share.

(9)	Includes the following shares issuable under the 1995 Directors Option Plan upon exercise of options: (i) 15,000 shares exercisable at $3.1250 per share, (ii) 10,000 shares exercisable at $7.1405 per share, (iii) 10,000 shares exercisable at $2.50 per share, (iv) 10,000 shares exercisable at $0.755 per share, (v) 10,000 shares exercisable at $0.26 per share, (vi) 10,000 shares exercisable at $0.615 per share, (vii) 10,000 shares exercisable at $0.37 per share; and includes 40,000 shares issuable under the 1995 Option Plan upon exercise of options at $3.6250 per share.

(10)	Includes the following shares issuable under the 2005 Stock Incentive Plan upon exercise of options: 16,665 shares exercisable at $0.20 per share.

(11)	All of these shares are held through the Ardinger Family Partnership, Ltd.
EXECUTIVE COMPENSATION
Summary Compensation Table
The table below sets forth for 2006 the compensation of each of our named executive officers.

				Non-Equity Incentive
				Plan Compensation(2)
Name and Principal Positions	Year	Salary(1) ($)	Bonus(1)($)	($)	Total (3) ($)
George Platt, Chairman and Chief Executive Officer	2006	125,000	—	—	125,000

David Stoner, President and Chief Operating Officer	2006	183,000	5,000	—	188,000

Laurie Latham, Chief Financial Officer and Senior Vice President Finance and Administration	2006	171,000	5,000	—	176,000

(1)	The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to non-incentive deferred compensation plans.

(2)	Represent amounts earned for services rendered during the fiscal year under our Sr. VP of Sales and Business Development Incentive Compensation Plan, whether or not actually paid during such fiscal year. Incentive payments calculated based on achievement of 90.68% of the cumulative quota for Osprey sales through May 31, 2006, plus achievement of 89% of the total quota for the fourth quarter.

(3)	The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaries employees and do not discriminate in scope, terms and operation.
     We provide certain non-cash perquisites and personal benefits to each named executive officer that do not exceed $10,000 in the aggregate for any individual and are not included in the reported figures.

     Employment Agreements
     We have entered into an employment agreement with Mr. Platt. His employment agreement was in effect through March 2001 and has been renewed annually through March 2008 with ongoing automatic one-year renewals unless ViewCast or Mr. Platt elects in advance not to renew the agreement. The employment agreement provides: (i) for annual base compensation of $240,000; (ii) that he is eligible to receive bonuses if our Board of Directors so elects; (iii) for stock options to purchase 400,000 shares of our Common Stock pursuant to the 1995 Option Plan(1); and (iv) for an eighteen (18) month non-compete period if ViewCast terminates Mr. Platt. Mr. Platt voluntarily reduced his cash compensation below $240,000 for the 2003 through 2006 calendar years.
     Under the employment agreement, Mr. Platt will be entitled to: (i) the continuation of his salary for the greater of six months or the remaining term of his employment agreement and (ii) the reimbursement for three months of COBRA premiums if his employment is terminated by ViewCast without cause. These same severance benefits are payable in the event Mr. Platt resigns because of a significant change in the nature and scope of his authority, powers, functions, benefits or duties. In the event ViewCast terminates Mr. Platt’s employment following a change in control, he will be entitled to the continuation of his salary for six months.
     We have entered into an employment agreement with Mr. Stoner. His employment agreement is in effect through August 2008 and is renewed annually with ongoing automatic one-year renewals unless ViewCast or Mr. Stoner elects in advance not to renew the agreement. The employment agreement provides: (i) for annual base compensation of $183,000; (ii) for incentive compensation, at our Board of Directors’ discretion, in an amount up to thirty (30)% of base salary at 100% achievement, increasing in a linear fashion for performance in excess of 100%, with no limit, based fifty (50)% on meeting profitability goals and fifty (50)% on meeting revenue growth targets and such other criteria as determined by the Board of Directors, and (iii) for an eighteen (18) month non-compete and non-solicitation period upon termination of Mr. Stoner.
     Under the employment agreement, Mr. Stoner will be entitled to: (i) the continuation of his salary for twelve months and (ii) the reimbursement for six months of COBRA premiums if his employment is terminated by ViewCast without cause or by Mr. Stoner due to a significant change in the nature and scope of the authority, powers, functions, benefits or duties attached to his position. In the event ViewCast terminates Mr. Stoner’s employment following a change in control, he will be entitled to the continuation of his salary for twelve months.
     We have entered into an employment agreement with Ms. Latham. Her employment agreement is in effect through August 2008 and is renewed annually with ongoing automatic one-year renewals unless ViewCast or Ms. Latham elects in advance not to renew the agreement. The employment agreement provides (i) for annual base compensation of $171,000; (ii) for incentive compensation, at our Board of Directors’ discretion, in an amount up to thirty (30)% of base salary at 100% achievement, increasing in a linear fashion for performance in excess of 100%, with no limit, based fifty (50)% on meeting profitability goals and fifty (50)% on meeting revenue growth targets and such other criteria as determined by the Board of Directors, and (iii) for an eighteen (18) month non-compete and non-solicitation period upon termination of Ms. Latham.
     Under the employment agreement, Ms. Latham will be entitled to (i) the continuation of her salary for twelve months and (ii) the reimbursement for six months of COBRA premiums if her employment is terminated by ViewCast without cause or by Ms. Latham due to a significant change in the nature and scope of the authority, powers, functions, benefits or duties attached to her position. In the event ViewCast terminates Ms. Latham’s employment following a change in control, she will be entitled to the continuation of her salary for twelve months.

(1)	The options granted to Mr. Platt consist of five separate option grants that become exercisable or vest as follows provided Mr. Platt is employed by ViewCast as of the applicable vesting date:
(i)	an option for 50,000 shares that vested as of September 17, 2000;

(ii)	an option for 200,000 shares that vested in equal installments of 4,166 shares per month beginning in October, 2000;

(iii)	an option for 50,000 shares that will vest immediately on the date following three consecutive calendar quarters of profitability as defined under generally accepted accounting principles;

(iv)	an option for 50,000 shares, of which 16,666 shares of such option will vest when the average closing price of Common Stock, for a twenty out of thirty consecutive trading day period, has doubled in price from the exercise price ($7.094) of the option, and of which 33,334 shares of such option will vest in equal installments of 1,388 share per month thereafter;

(v)	an option for 50,000 shares, of which 16,666 shares of such option will vest when the average closing price of Common Stock, for a twenty out of thirty consecutive trading day period, has tripled in price from the exercise price of the option, and of which 33,334 shares of such option will vest in equal installment of 1,388 shares per month thereafter.
In addition, all of the 400,000 options granted to Mr. Platt will immediately vest upon a change of control in ViewCast if not previously vested.

     The employment of all other officers with ViewCast is “at will” and may be terminated by ViewCast or the officer at any time, for any reason or no reason.
     Stock Awards and Stock Option Grants Outstanding
     The following tables set forth information regarding stock awards and similar equity compensation outstanding at December 31, 2006, whether granted in 2006 or earlier, including awards that have been transferred other than for value.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards
	Number of Securities		Number of Securities
	Underlying		Underlying
	Unexercised		Unexercised	Option
	Options (#)		Options (#)	Exercise	Option Expiration
Name	Exercisable		Unexercisable	Price ($)	Date
George Platt	250,000	(1)		7.0940	09/17/09
			50,000 (2)	7.0940	09/17/09
			50,000 (2)	7.0940	09/17/09
			50,000 (3)	7.0940	09/17/09
	50,000	(1)		2.5000	08/04/10
	200,000	(1)		1.0940	02/28/11
	70,000	(1)		0.4850	07/03/12
	80,000	(1)		0.2850	04/19/15
Laurie L. Latham	100,000	(1)		5.5005	12/21/09
	10,000	(1)		2.5000	08/04/10
	100,000	(1)		1.0940	02/28/11
	60,000	(1)		0.4850	07/03/12
	50,000	(1)		0.2850	04/19/15
David T. Stoner	5,000	(1)		2.0625	09/09/08
	15,000	(1)		5.5005	12/21/09
	10,000	(1)		2.5000	08/04/10
	100,000	(1)		1.0940	02/28/11
	60,000	(1)		0.4850	07/03/12
	50,000	(1)		0.2850	04/19/15

(1)	Fully vested on December 31, 2006.

(2)	16,666 shares of this option shall vest when the average closing price of ViewCast Common Stock, for a 20 out of 30 consecutive trading day period, has doubled in price from the exercise price; the remaining 33,334 shares shall vest in equal installments of 1,388 shares per month thereafter.

(3)	All shares vest immediately on the date following three consecutive quarters of profitability as defined by GAAP consistently applied by the Company.

     2005 Stock Incentive Plan
     In October 2005, the Company adopted the ViewCast 2005 Stock Incentive Plan (the “2005 Plan”), which replaced its expired stock option plans (the 1995 Employee Stock Option Plan and the 1995 Director Stock Option Plan) and become the sole plan for providing equity-based incentive compensation to ViewCast’s employees, non-employee directors and other service providers. Options granted under the expired stock option plans will continue to be subject to the terms of those plans in effect before the effective date of the 2005 Plan. The plan allows for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards and other incentive awards to employees, non-employee directors and other service providers of ViewCast and its affiliates who are in a position to make a significant contribution to the success of ViewCast and its affiliates. The purposes of the plan are to attract and retain individuals, further align employee and shareholder interests, and closely link compensation with ViewCast’s performance. The 2005 Plan is administered by the Board of Directors.
     The maximum number of shares available for grant under the 2005 Plan is 3,000,000 shares of Common Stock, plus any shares of Common Stock subject to outstanding awards under ViewCast’s prior stock option plans as of the date the 2005 Plan was approved by ViewCast’s stockholders that later cease to be subject to such awards for any reason other than such awards having been exercised or expired. Such shares shall, as of the date such shares cease to be subject to such awards, cease to be available for grant under the prior stock options plans, but shall be available for issuance under the 2005 Plan. The number of shares available for award under the plan is subject to adjustment for certain corporate changes in accordance with the provisions of the plan.
     The Compensation Committee of the Board of Directors currently administers options outstanding under the 2005 Plan and the Director Plan.
     Employee Stock Purchase Plan
     In October 2005, the Company established the ViewCast 2005 Employee Stock Purchase Plan (the “ESPP”) to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions. The plan replaced the Company’s expired employee stock purchase plan (the 1995 Employee Stock Purchase Plan), which expired in April 2005. Under the ESPP, 1,000,000 shares of Common Stock have been reserved for issuance, subject to certain antidilution adjustments. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.
     Under the ESPP, each offering is for a period of six months ending March 31 and September 30 of each year. Eligible employees may participate in the ESPP by authorizing payroll deductions during an offering period within a percentage range determined by the Board of Directors. Initially, the amount of authorized payroll deductions is not more than ten percent of an employee’s cash compensation during an offering period, and not more than $25,000 per year. Amounts withheld from payroll are applied at the end of each offering period to purchase shares of Common Stock. Participants may withdraw their contributions at any time before stock is purchased, and in the event of withdrawal such contributions will be returned to participants. The purchase price of the Common Stock is equal to ninety-five percent (95%) of the market price of Common Stock at the end of each offering period (the “Exercise Date”). The Purchase Price may be changed by the Board or its committee but in any case shall never be lower than 85% to the fair market value of a share of Common Stock on the Exercise Date. ViewCast pays all expenses incurred in connection with the implementation and administration of the ESPP.
     Director Compensation
     In May 1995, ViewCast adopted its 1995 Director Option Plan (the “Director Plan”) under which only outside directors were eligible to receive nonstatutory stock options. The Director Plan terminated on April 21, 2005. As amended and approved by shareholder vote during 2002, a total of 500,000 shares of Common Stock were authorized for issuance under the Director Plan. As of August 31, 2007, options to purchase an aggregate of 75,000 shares at exercise prices ranging from $0.26 to $7.14 per share had been granted and were outstanding under the Director Plan.
     The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Each share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the options shares per month thereafter, unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the Director Plan. On December 22, 2005, the Board of Directors of ViewCast approved accelerating the vesting of “out-of-the-money” unvested options previously awarded to employees, officers and directors under ViewCast’s stock option plans with an exercise price greater than $0.30 per share. The numbers of “out-of-the-money” unvested options under the Director Plan that were accelerated in 2005 and were held by directors, as of August 31,

2007, are as follows: Joseph Autem — 14,376 options. In the event of a merger of ViewCast with or, into another corporation, or a consolidation, acquisition of assets or other change in control transaction involving ViewCast, each option becomes exercisable unless assumed or an equivalent option substituted by the successor corporation.
     Directors who are not independent directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. All of our directors are independent except George C. Platt, our Chairman and Chief Executive Officer.
     On June 20, 2006, the Board of Directors of ViewCast.com, Inc. approved the policy for the compensation of independent directors by compensating such individuals with cash and equity designed to both reward such independent directors for services rendered to the Company and to link a portion of their compensation to the performance of the Company by means of equity grants as follows:
•	Each independent director of the Company shall be paid a cash retainer equal to $500 per month with an additional cash payment for each meeting of the Board of Directors of the Company equal to $1,000 if attended in person and $250 if attended by telephone; and

•	Each independent director of the Company who has not previously served on the Board of Directors of the Company shall be granted options under the 2005 Stock Incentive Plan, as described below, to acquire 50,000 shares of the Company upon the appointment to the Board of Directors with such option grant to vest annually in three equal parts, with the first such installment to vest one year from the date of grant; and

•	Each independent director of the Company shall be granted options under the 2005 Stock Incentive Plan to acquire 25,000 shares of the Company each year immediately following the date of the Company’s annual meeting, provided that such independent director shall have served as a director of the Company at least twelve months prior to the date of such grant, with such option grant to vest annually in three equal parts with the first such installment to vest one year from the date of grant.
     The exercise price of each option granted to an independent director under the 2005 Stock Incentive Plan is equal to the fair market value of the Common Stock on the date of grant. As of August 31, 2007, options to purchase an aggregate of 125,000 shares at an exercise price ranging from $0.20 to $0.39 per share had been granted to independent directors and were outstanding under the 2005 Plan and no options previously granted have been exercised.
     The following table sets forth information regarding compensation earned by the non-employee directors of ViewCast.com, Inc. during the last fiscal year ending December 31, 2006. The compensation paid to the Chairman of the Board for services rendered as our Chief Executive Officer is contained under “Executive Compensation.”

Name	Fees Earned (1) ($)	Option Awards (2) ($)	Total ($)
Joseph Autem	7,000	2,271	9,271
Sherel D. Horsley	8,500	2,355	10,855
John W. Slocum, Jr.	9,000	2,355	11,355

(1)	Includes meeting fees earned during the fiscal year, whether such fees were paid currently or deferred.

(2)	Represents the compensation cost recognized for the fiscal year for options to purchase shares of ViewCast.com, Inc. Common Stock outstanding to the director, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the discussion under the section titled “Stock-Based Compensation” in Note 2 to the audited financial statements contained in our Form 10-KSB/A for the year ended December 31, 2006.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Report shall not be incorporated by reference into any such filings.
AUDIT COMMITTEE REPORT
     The following is a report of the Audit Committee of the Board of Directors (the “Audit Committee”) describing the policies applicable to the review or the Company’s financial statements and audit for the year ended December 31, 2006. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent registered public accounting firm the registered public accounting firm’s independence from management and the Company, including the matters contained in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the registered public accounting firm’s independence. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1.
     The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during fiscal year 2006.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB and the amendment thereto for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent registered public accounting firm.
Submitted by the Audit Committee of
ViewCast.com, Inc.
Joseph Autem, Chairman
Sherel D. Horsley
John W. Slocum, Jr.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE
     Certain Relationships and Related Transactions
     ViewCast had maintained a $4.0 million working capital line of credit facility with a partnership controlled by one of its principal stockholders and prior Chairman of the Board, H. T. Ardinger, Jr. ViewCast amended the terms and conditions of the credit facility on March 22, 2006 to extend the revolving maturity date of the Amended and Restated Promissory Note (Revolving Credit Note) from December 31, 2005 to June 30, 2006, to extend the term maturity date of the Term Loan from December 31, 2006 to December 31, 2007 and to extend the commencement date of scheduled payments of the term note and accrued interest from November 30, 2005 to June 30, 2006.
     On December 11, 2006, H. T. Ardinger and the Ardinger Family Partnership, Ltd. agreed to the conversion of $9,259,582 outstanding debt. The terms of the conversion called for the issuance of 80,000 shares of unregistered convertible preferred stock, with each share having a stated value of $100.00 with voting rights on an “as converted” basis with the Common Stock, and the issuance of 2,862,687 shares of unregistered Common Stock. In addition, a seven year warrant was issued to purchase up to 2,500,000 shares of Common Stock at an exercise price of $0.48 per share. The preferred stock provides for a conversion option to Common Stock at $0.60 per share of ViewCast Common Stock with an early conversion discount of 15% during the first twenty-four months. ViewCast and Ardinger also entered into a registration rights agreement.
     In addition, the parties entered into an amended and restated loan and security agreement for the remaining $1,250,000 primary principal and $3,891,361 of accrued interest or secondary principal which shall be due December 31, 2009 subject to certain earlier payment conditions. The primary principal amount will bear interest per annum equal to the prime rate plus 1.0% (8.25% as of December 31, 2006) provided, however, that this rate shall not exceed 9.5% prior to December 31, 2007. Interest on unpaid accrued interest amount shall accrue based on the effective Applicable Federal Rate (4.73% as of December 31, 2006) and shall be paid in full on the maturity date. The new notes are secured by all the existing liens securing any of the prior outstanding debt. No interest was paid to the partnership during 2005 and $6,634 was paid in 2006.
     Director Independence
     The Board of Directors consists of three independent members who are Joseph Autem, John W. Slocum and Sherel D. Horsley and one non-independent member who is George C. Platt, the Chairman and CEO of ViewCast. The Compensation Committee and the Audit Committee during 2007 was composed of Messrs. Autem, Slocum and Horsley. None of the members of the Compensation Committee and the Audit Committee were officers or employees of ViewCast or its subsidiaries during 2006 or prior years. The Board of Directors currently does not have a standing nominating committee and currently, each member of the Board of Directors participates in the consideration of director nominees.
     None of the executive officers of ViewCast served as a member of the board of directors or as a member of the compensation committee or similar board committee of another entity during 2006, which entity had an executive officer serving on the Board of ViewCast or its Compensation Committee. Consequently, there are no interlocking relationships that might affect the determination of the compensation of executive officers of ViewCast.
COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Exchange Act requires ViewCast’s officers, directors and persons who beneficially own more than 10% of a registered class of ViewCast’s equity securities to file reports of ownership and change in ownership with the U.S. Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish ViewCast with copies of Section 16(a) forms which they file. Joseph W. Autem failed to file a Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting a grant of options to purchase 25,000 shares of Common Stock in a timely manner, and Horace T. Ardinger, Jr. failed to file a Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting the acquisition of 2,862,687 shares of Common Stock on a timely basis.
     Other than as discussed above, to ViewCast’s knowledge, based solely on review of the copies of such reports furnished to ViewCast, and written representations that no other reports were required during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to ViewCast’s officers, directors and greater than 10% beneficial owners were complied with.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     The Board of Directors has appointed the firm of KBA Group LLP the independent registered public accounting firm for ViewCast for 2007.
     A representative of KBA Group LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.
     The Board of Directors recommends a vote FOR ratification of KBA Group LLP as ViewCast’s independent registered public accounting firm for the 2007 fiscal year.

AUDITORS’ FEES
     Subject to ratification by the shareholders, the Board of Directors has appointed KBA Group LLP as independent auditors to audit the financial statements of the Company for the 2007 fiscal year. During the fiscal years ended December 31, 2005 and December 31, 2006, respectively, the Company retained Grant Thornton LLP and KBA Group LLP to provide audit and other services as follows:

	2005	2006
Audit (1)	$113,026	$98,450
Audit Related Fees (2)	13,340	1,130
Tax Fees (3)	29,846	35,348
All Other Fees	—	—

TOTAL	$156,212	$134,928

(1)	Consists primarily of quarterly review and annual audit services

(2)	Consists primarily of 401(k) audit and annual shareholder meeting services

(3)	Consists primarily of Federal and State tax services
     The Audit Committee does not have a policy for the pre-approval of non-audit services to be provided by the Company’s independent auditor. Any such services would be considered on a case-by-case basis. The Audit Committee approved all of the tax fees for services provided by the independent auditors in fiscal years 2005 and 2006. There have been no disagreements concerning any matter of accounting principle or financial statement disclosure between the Company and its independent registered public accounting firm, KBA Group LLP.
     Previous Independent Registered Public Accounting Firm
     On December 13, 2006, upon approval of its Audit Committee, ViewCast.com dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm effective as of December 13, 2006.
     Grant Thornton’s reports on the Company’s consolidated financial statements as of December 31, 2005 and 2004, contained an opinion regarding the substantial doubt about the ability of the Company to continue as a going concern. Grant Thornton’s reports on the Company’s consolidated financial statements as of December 31, 2005 and 2004 did not contain any other adverse opinion or a disclaimer of opinion and were not otherwise qualified or modified as to uncertainty, audit scope or accounting principles.
     During the fiscal years ended December 31, 2005 and 2004, and through December 13, 2006, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in its reports on the financial statements for such years.
     During the fiscal years ended December 31, 2005 and 2004, and through December 13, 2006, there have been no “reportable events” as defined in Item 304(a)(1)(iv) of Regulation S-B, except for the following material weaknesses:
     For the three months ended March 31, 2005 and the six months ended June 30, 2005, Grant Thornton advised the Audit Committee of the Company of internal control deficiencies relating to (i) insufficient resources to perform an appropriate review and supervision of the preparation of accounting records; (ii) insufficient records to complete the preparation of the financial statements on a timely basis; (iii) insufficient resources to support sufficient preparation and independent auditor review of the consolidated financial statements; and (iv) insufficient resources to oversee the preparation of the consolidated financial statements. These internal control weaknesses also constituted material weaknesses in our disclosure controls. Due to these material weaknesses, during and after the quarter ending March 31, 2005, the Company took corrective actions to address the material weaknesses.
     None of the events disclosed above led to a disagreement or difference of opinion between Grant Thornton and the Company.
     Grant Thornton has been authorized to fully respond to any inquiries of the Company’s future independent registered public accounting firm concerning such material weaknesses.

     The Company requested Grant Thornton to furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. Such letter, agreeing with the above statements, is contained as Exhibit 16.1 to the Company’s Form 8-K filed December 15, 2006.
     Current Independent Registered Public Accounting Firm
     On December 13, 2006, the Company’s Audit Committee engaged KBA Group LLP as the Company’s new independent registered public accounting firm.
     During the Company’s two most recent fiscal years ended December 31, 2005 and 2004, and through December 13, 2006, the Company did not consult with KBA Group LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-B.
SHAREHOLDER PROPOSALS
     Proposals of Shareholders of ViewCast that are intended to be presented at ViewCast’s 2008 Annual Meeting of Shareholders must be received by ViewCast no later than May 12, 2008 in order that they may be included in the proxy statement and form of proxy relating to that meeting. If we do not receive notice of any other matter that a shareholder wishes to raise at the 2008 Annual Meeting by July 26, 2008 and a matter is raised at the meeting, the proxies will have discretionary authority to vote on the matter.
ANNUAL REPORT
     A copy of ViewCast’s Annual Report on Form 10-KSB/A for the year ended December 31, 2006, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report on Form 10-KSB/A is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.
     Annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and all amendments to those reports are available free of charge from ViewCast’s internet site, www.viewcast.com, by clicking on “About Us” located on the home page, proceeding to “Investor Relations” and selecting “Financial Filings.”
     ViewCast will furnish any or all of the non-confidential exhibits upon payment of a reasonable fee. Please send request for exhibits and/or fee information to:
ViewCast Corporation
3701 W. Plano Parkway
Suite 300
Plano, TX 75075
Attn: Corporate Secretary
OTHER MATTERS
     The Board of Directors knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.
By Order of the Board of Directors
George C. Platt
Chief Executive Officer
Date: August 31, 2007

t FOLD AND DETACH HERE AND READ THE REVERSE SIDE t VIEWCAST CORPORATION 3701 W. Plano Parkway, Suite 300 Plano, TX 75075 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Sherel D. Horsley and George C. Platt, and each of them, agents with full power of substitution, to vote as proxy all the Voting Shares, as defined in the Proxy Statement, of ViewCast.com, Inc. held of record by the undersigned on July 31, 2007, at the Annual Meeting of Stockholders of ViewCast.com, Inc. to be held on September 25, 2007, and at any adjournment or postponement thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof. The Proxy will be voted as directed, or if no direction is indicated, will be voted FOR all nominees listed below for election as directors and FOR Proposal 2. The Board of Directors recommends a vote FOR Proposals 1 and 2. (Continued and to be dated and signed on reverse side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY - *(Continued from reverse side)*

Please mark your votes like this **X**

1. ELECTION OF DIRECTORS:

NOMINEES:

		VOTE FOR for all nominees listed to the left, except as to those named in the space below (if any)	VOTE WITHHELD from all nominees
George C. Platt	Joseph Autem	☐	☐
Sherel D. Horsley	John W. Slocum, Jr.		

____

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature______________________________ **Signature (if held jointly)**______________________________ **Dated:**__________ **, 2007.**

t FOLD AND DETACH HERE AND READ THE REVERSE SIDE t PROXY — (Continued from reverse side) Please mark your votes X like this VOTE FOR VOTE for all nominees listed WITHHELD to the left, except as to from all nominees 1.ELECTION OF DIRECTORS: those named in the space below (if any) FOR AGAINST ABSTAIN NOMINEES: 2. RATIFICATION OF THE APPOINTMENT OF KBA George C. Platt Joseph Autem GROUP LLP AS INDEPENDENT AUDITORS. Sherel D. Horsley John W. Slocum, Jr. INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name in the space provided below: PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature (if held jointly) Dated: , 2007. When signing as Executor, Administrator, Trustee or the like, please give full title.